CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made as of
December 1, 2002 by and between Stephen Billinger
("Consultant") and UrbanalienCorporation. ("Company").

                         WITNESSETH

WHEREAS, the Company requires and will continue to require business services relating to management, strategic planning and marketing for the Company; and

WHEREAS, Consultant shall provide Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.  APPOINTMENT

The Company hereby engages Consultant and Consultant agrees to render various business services to the Company upon the terms and conditions hereinafter set forth.

2.  TERMS

The term of this Agreement began as of the date of this Agreement, and shall terminate upon the commencement of services of Consultant as an employee of the Company under the Employment Agreement attached hereto, unless earlier terminated as provided below.

3.  SERVICES

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the operations of the business of the Company. Consultant agrees to provide on a timely basis the following services, and additional services contemplated thereby:

  * The implementation of short-range and long-range strategic planning to develop and enhance the Company's products and services;

  * Develop and assist in the implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

  * Advise the Company relative to the recruitment and employment of marketing and sales personnel consistent with the growth of operations of the Company; and

4.  DUTIES OF THE COMPANY

The Company shall provide Consultant and its counsel, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant and its counsel, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant and its counsel with full and complete copies of all brochures or other sales materials relating to its products and services and such other information as the request.

5.  COMPENSATION AND EXPENSE REIMBURSEMENT

Concurrently with the execution hereof, the Company agrees to pay Consultant 1,000,000 shares of Company Common Stock. The Company shall register these shares along with other shares currently owned by Consultant on Form S-8 as soon as practicable. Consultant understands these shares may only be resold under Rule 144 unless Consultant furnishes a legal opinion to the Company that he is not an affiliate as defined under Rule 144 and that after he becomes an employee these shares will only be resellable under Rule 144 in all circumstances.

In addition, Consultant shall have the right to convert any amounts owed for services rendered, whether previous to, during, or subsequent to this Agreement at a price of $.12 per share.

6.  REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and its counsel and acknowledges its awareness that Consultant and its counsel will rely on such continuing functions. Consultant and its counselin the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that Consultant has knowledge of and is experienced in providing the aforementioned services.

The Company agrees to indemnify, hold harmless and defend
Consultant and its counsel from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

7.  MISCELLANEOUS

Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

Assignment: The Shares, if any, under this Agreement are assignable at the discretion of the Consultant.

Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration
Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof.
Arbitration shall occur only in Mississauga, Ontario, Canada. The interpretation and the enforcement of this Agreement shall be governed by Illinois law as applied to residents of the Ontario, Canada relating to contracts executed in and to be performed solely within the Ontario, Canada. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS THEREOF the parties as of the day, month, and year written above have executed this Agreement.

Signed, sealed and Delivered             Urbanalien Corporation



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Steven Billinger                         Anila Ladha